Exhibit 10.23

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of October 28, 2022 (the “Effective Date”), by and among Maxim Group LLC, a New York limited liability company (“Maxim”), LM Funding America, Inc., a Delaware corporation (“LMFA”), LMFAO Sponsor, LLC, a Florida limited liability company (“Sponsor”, and together with LMFA and Maxim, the “Creditors” and each, a “Creditor”), SeaStar Medical, Inc., a Delaware corporation (“SeaStar”) and SeaStar Medical Holding Corporation, a Delaware corporation (“Parent” and, together with SeaStar, the “Company”).

A. Pursuant to that certain Security Agreement dated as of October 28, 2022 (the “LMFA Security Agreement”), the Company has granted LMFA a lien on and security interest in all of its assets to secure the obligations of SeaStar to LMFA under that certain Amended and Restated Promissory Note dated as of October 28, 2022 in the initial principal amount of $700,000.00 (the “LMFA Promissory Note”) and that certain Credit Agreement, dated as of September 9, 2022, between SeaStar and LMFA (the “LMFA Credit Agreement”). The LMFA Security Agreement, the LMFA Promissory Note, and the LMFA Credit Agreement are collectively referred to as “LMFA Loan Documents”.

B. Pursuant to that certain Security Agreement dated as of October 28, 2022 (the “Sponsor Security Agreement”, and together with the LMFA Security Agreement, the “Security Agreements”), the Company has granted to the Sponsor a lien on and security interest in all of its assets to secure the obligations of Parent to Sponsor under that certain Consolidated Amended and Restated Promissory Note dated as of October 28, 2022 in the initial principal amount of $2,785,000.00 (the “Sponsor Note”, and together with the Sponsor Security Agreement and the LMFA Loan Documents, collectively, the “Secured Creditor Loan Documents”).

C. Parent is indebted to Maxim under that certain Promissory Note dated as of October 28, 2022 in the initial principal amount of $4,182,353.00 (the “Maxim Note” and, together with the Secured Creditor Loan Documents, the “Loan Documents”).

D. Each Creditor desires to enter into this Agreement to establish its rights with respect to one another.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Creditors agree as follows:

1. Definitions.

1.1 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” means all tangible and intangible assets of the Company, whether now owned or hereafter acquired, wherever located.

“Event of Default” means any default or “Event of Default” under any of the Loan Documents.

“First Priority Collateral” means all Collateral other than the Pari Passu Collateral,

“First Priority Indebtedness” means the Indebtedness (i) owed by the Parent to Maxim pursuant to Section 2 of the Maxim Note, (ii) the Indebtedness owed by SeaStar to LMFA pursuant to Section 2 of the LMFA Promissory Note and (iii) the Indebtedness owed by the Parent to Sponsor pursuant to Section 2 of the Sponsor Note; provided that, upon the occurrence of an Event of Default, none of the Indebtedness shall be deemed to be First Priority Indebtedness.

“Indebtedness” means, with respect to any Creditor, all obligations and indebtedness of the Company to such Creditor under the respective Loan Documents, including, without limitation, all principal, interest, charges, expenses, and fees.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), setoff right, security agreement, or transfer intended as security.

“Pari Passu Collateral” means all cash (other than cash that are proceeds of any Collateral that was non-cash and non-receivables) and receivables of the Company.

“Pari Passu Indebtedness” means all Indebtedness other than the First Priority Indebtedness.

“Remedies” means any action which results in the sale, foreclosure, replevin, realization upon, or a liquidation of any of the Collateral including, without limitation, the exercise of any of the rights or remedies of a “secured party” under Article 9 of the Uniform Commercial Code as in effect in Florida and in New York.

“Secured Creditors” means LMFA and Sponsor.

2. Security.

2.1 Acknowledgment of Liens on Collateral. Each Creditor hereby agrees and acknowledges that LMFA and Sponsor have been granted Liens on the Collateral as set forth in the applicable Security Agreement. Each Creditor hereby agrees and acknowledges that Maxim’s Indebtedness is unsecured.

2.2 Nature of Liens. Notwithstanding the order or time of attachment, or the order, time, or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Loan Documents or Security Agreements, the Liens of each Creditor upon the Collateral and the proceeds and products of the foregoing, in whatever form the same may be in, the Creditors hereby covenant, agree with, and acknowledge to one another that:

2.2.1 Each Secured Creditor shall share in the First Priority Collateral pari passu up to the amount of Pari Passu Indebtedness owed to such Secured Creditor.

2.2.2 Each Creditor shall share in the Pari Passu Collateral pari passu up to the amount of Pari Passu Indebtedness owed to such Creditor.

2.2.3 Any tangible collateral constituting First Priority Collateral held by any Creditor shall at all times be held by such Creditor for the benefit of both Secured Creditors.

2.2.4 Any tangible collateral constituting Pari Passu Collateral held by any Creditor shall at all times be held by such Creditor for the benefit of all Creditors.

2.3 No Alteration of Priority. The Lien priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of any of the Loan Documents or Security Agreements, nor by any action or inaction which any of the Creditors may take or fail to take in respect of the Collateral (other than the failure to file or continue a financing statement), as applicable, nor by whether any Secured Creditor holds possession of any such Collateral.

2.4 Perfection. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its respective Lien in and to each item constituting the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Creditors. Each Creditor agrees that it will not contest the validity, perfection (other than the failure to file or continue a financing statement), priority, or enforceability of the Liens of the other Creditors in the Collateral and that as between the parties, the terms of this Section 2 shall govern.

2.5 Enforcement Action. Notwithstanding anything to the contrary contained in any of the Loan Documents or Security Agreements, each Creditor acknowledges that no enforcement action shall be taken by any such Creditor under its respective Loan Document or Security Agreement without prior written notice to the other Creditor at least five days prior to taking such action.

2.6 Cooperation. Prior to the exercise of any Remedies by the Creditors, the Creditors shall use reasonable efforts to cooperate in the exercise of the Remedies. The Creditors agree not to, directly or indirectly, take any action that impedes, interferes with, restricts, restrains, or prejudices the exercise by another of any rights or remedies in respect of the Collateral, if any, in a manner materially inconsistent with the other provisions of this Agreement.

3. Right to Payment. So long as no Event of Default has occurred, the Company shall make payments with respect to the First Priority Indebtedness on a pari passu basis to the Creditors. Upon either (i) the occurrence of an Event of Default or (ii) upon the maturity of any Indebtedness in accordance with the terms thereof, each Creditor’s right to payment of the Pari Passu Indebtedness owed to it will be pari passu in right of payment with the Pari Passu Indebtedness of each of the other Creditors.

4. Miscellaneous.

4.1 Inducement of the Creditors. In order to induce each Creditor to enter into this Agreement, the Company and each Creditor, severally as to itself only, represents and warrants to each Creditor, that the Company or such Creditor, as the case may be, has full power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes a legal, valid, and binding obligation of such person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory, and similar laws of general application and by general principles of equity.

4.2 Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition by or against the Company under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof.

4.3 Notice of Default and Certain Events. Each Creditor shall undertake to promptly notify the other Creditor of the occurrence of any of the following:

4.3.1 the acceleration of the obligations under any of the Loan Documents by any Creditor;

4.3.2 the payment in full by the Company (whether as a result of refinancing or otherwise) of its Indebtedness to such Creditor; or

4.3.3 the exercise by the applicable Creditor of any Remedies.

4.4 Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed. Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties.

4.5 Amendment.

4.5.1 No Creditor may amend the terms of any documents evidencing the Indebtedness without the prior written consent of the other Creditors.

4.5.2 This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Creditors.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of each of the parties hereof, provided that neither Creditor may assign or transfer any interest in the Indebtedness without the prior written consent of the other Creditor unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or person becomes a signatory to this Agreement. The Company may not transfer or assign its rights under this Agreement.

4.7 Counterparts. This Agreement may be executed in facsimile or portable document format (.pdf) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.8 Governing Law. This Agreement shall be governed by the laws of the State of New York (without giving effect to its principles of conflicts of law). Any lawsuit to enforce the terms of this Agreement shall be brought only in a state or federal court located in the State of New York.

4.9 Waiver Of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY PARTY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT EITHER OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

CREDITOR:

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Co-President

Address:

Maxim Group LLC 300 Park Avenue, 16th Floor
New York, NY 10022
Attn: James Siegel
E-mail: jsiegel@maximgrp.com

CREDITOR:

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer

Address:

1200 West Platt Street, Suite 100
Tampa, FL 33606
Attn: Bruce M. Rodgers
Email: bruce@lmfunding.com

CREDITOR:

LMFAO SPONSOR, LLC

By:	/s/ Richard Russell
Name: Richard Russell
Title: Chief Financial Officer

Address:

1200 West Platt Street, Suite 100
Tampa, FL 33606
Attn: Bruce M. Rodgers
Email: bruce@lmfunding.com

SEASTAR:

SEASTAR MEDICAL, INC.

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

Address:

3513 Brighton Blvd., Suite 410
Denver, CO 80216
Attn:
E-mail:

PARENT:

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

Address:

3513 Brighton Blvd., Suite 410
Denver, CO 80216
Attn:
E-mail: